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                                                             EXHIBIT 99
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                             IROQUOIS BANCORP, INC.
                             1996 STOCK OPTION PLAN

     1.  INTRODUCTION AND STATEMENT OF PURPOSE

     This 1996 Stock Option Plan (the "Plan") is intended to encourage stock ownership by selected officers and employees of Iroquois Bancorp, Inc. (the "Company"), a New York corporation registered as a state bank holding company under the New York State Banking Law and as a federal thrift holding company under the Home Owners' Loan Act of 1933, as amended, and to selected officers and employees of the Company's subsidiaries, Cayuga Savings Bank, a New York State chartered savings bank, The Homestead Savings (FA), a federally chartered savings association and such other entities as may become a subsidiary of the Company while this Plan remains in effect (collectively, the "Subsidiaries" and individually, a "Subsidiary"). The Plan is designed to promote the Company's interests by increasing the proprietary interest in the Company of officers and key employees of the Company and Subsidiaries on whose judgment and performance the success of the Company largely depends. The Plan is also designed to attract and retain persons of experience and ability to serve as officers and employees of the Company and Subsidiaries.

     Options granted under this Plan may be either Incentive Stock Options (as hereinafter defined and provided for in Section 5(a) of this Plan) or Nonstatutory Stock Options (as hereinafter defined and provided for in Section 5(b) of this Plan), as shall be determined in each specific case by a duly appointed committee of the Board of Directors of the Company (the "Committee") as hereinafter provided. As used in this Plan, the term "Option" shall refer to either Incentive Stock Options or Nonstatutory Stock Options, or both.

     2.  ADMINISTRATION

     (a) Subject to the express provisions of this Plan, the Committee shall have plenary authority, in its sole discretion:

     (i) To determine the time or times at which, and the officers and employees of the Company and Subsidiaries to whom options shall be granted under this Plan;

     (ii) To determine, as the case may be, the Incentive Stock Option Price or Nonstatutory Stock Option Price (both as defined herein) of, and the number of shares of Stock (as defined herein) to be covered by, options granted under this Plan;

     (iii) to determine the time or times at which each option granted under this Plan may be exercised, including whether an option may be exercised in whole or in installments;

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     (iv)  To interpret this Plan and to prescribe, amend and rescind rules and regulations relating to it; and

     (v) To make all other determinations which the Committee shall deem necessary or advisable for the administration of this Plan.

     (b) The membership of the Committee shall at all times consist of not less than 2 members of the Board of Directors of the Company (the "Board of Directors"), each of whom shall be a "Disinterested Person" as defined in
Section 2(d) hereinafter. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right (i) to appoint the members of the Committee, and
(ii) to terminate or amend this Plan consistent with provisions of applicable law. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, however caused, and may discharge the Committee. Duly authorized actions of the Committee shall constitute actions of the Board of Directors for the purposes of this Plan and the administration thereof.

     (c) Notwithstanding anything herein to the contrary, no employee, officer or director of the Company shall, as a member of the Committee or otherwise, have any vote with regard to the grant of any option to such employee, officer or director, including, but not limited to:

     (i)  The time at which any such option shall be granted;

     (ii)  The number of shares of Stock covered by any such option;

     (iii) The time or times at which, or the period during which, any such option may be exercised or whether it may be exercised in whole or in installments;

     (iv)  The provisions of the agreement relating to any such option; and

     (v) The Incentive Stock Option Price of Stock subject to an Incentive Stock Option granted to such person, or the Nonstatutory Stock Option Price of Stock subject to a Nonstatutory Stock Option granted to such person.

     (d) The term "Disinterested Person" as used in Section 2(b) of this Plan shall mean a person who, at the time the person exercises discretion with respect to the administration of this Plan, has not during the preceding year received any discretionary grant of equity securities of the Company and otherwise satisfies the qualifications of a "Disinterested Person" within the meaning of the Securities and Exchange Commission's rules and regulations.

     3.  STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 10 of this Plan, the maximum number of shares which may be made subject to options, or which may be issued upon the exercise of options granted under this Plan, shall be 230,000 shares of the common stock of the Company (the "Stock"). The shares of Stock reserved for issuance pursuant to this Plan shall consist of authorized but previously unissued shares of

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Stock.  Alternatively, the Committee may use Treasury shares of Stock, in which case the number of authorized but unissued shares held in reserve shall be reduced accordingly.

     Except as otherwise provided in Section 10 of this Plan, if an option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Stock allocable to the unexercised portion of such option may again be made subject to an option or options granted under this Plan.

     4.  ELIGIBILITY

     Options may be granted under this Plan to such officers and regular full-time employees of the Company and Subsidiaries as may be selected in the manner provided in Section 2 of this Plan. A director of the Company or a Subsidiary who is not also a regular full-time employee of the Company or a Subsidiary shall not be eligible to receive any options under this Plan. A person granted an option under this Plan shall nevertheless remain eligible to receive one or more additional options thereafter, notwithstanding that options previously granted to such person remain unexercised in whole or in part.

     5.  TERMS OF OPTIONS

     This Plan is intended to authorize the Committee to grant, in its discretion, options that qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (such qualifying options being referred to herein as "Incentive Stock Options") or options that do not so qualify (such nonqualifying options being referred to herein as "Nonstatutory Stock Options"). Each option granted under this Plan shall be evidenced by a written option agreement which shall be executed and delivered as provided in Section 12 of this Plan and which shall specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.

     (a) Terms  of  Incentive  Stock Options.  Each stock option agreement
         ------------------------------------
covering an Incentive Stock Option granted under this Plan and any amendment thereof shall conform to the provisions of Section 5(a)(i)-(iii) below, and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:

     (i)  Incentive  Stock  Option  Price.  Except as otherwise specifically
          --------------------------------
provided in Section 8, the purchase price of each share of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") shall be a stated price which is not less than 100% of the fair market value of such share of Stock, determined in accordance with Section 8 of this Plan, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendant of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option shall be at least equal to 110% of the fair market value of such share of Stock, as determined in the manner stated above.

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     (ii) Term of Incentive Stock Options.  Incentive Stock Options granted
          -------------------------------
under this Plan shall be exercisable for such periods as shall be determined by the Committee at the time of grant of each such Incentive Stock Option, but in no event shall an Incentive Stock Option be exercisable after the expiration of 10 years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee who owns or is deemed to own stock representing more than 10% of the total combined voting power of all classes of Stock under
Section 425(d) of the Code pursuant to Section 5(a)(i) above, shall not be exercisable after the expiration of 5 years from the date of grant. Each Incentive Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

     (iii)  Exercise of Incentive Stock Options.
            -----------------------------------

     (A) Subject to the provisions of Sections 5(a) (iii) (F) and 10 of this Plan, Incentive Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Committee at the time of grant of each such option.

     (B) Incentive Stock Options granted under this Plan shall be exercisable only by delivery to the Company of written notice of exercise, which notice shall state the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Company nor
later than the date upon which such Incentive Stock Option expires.   The
written notice of exercise shall be sent together with the full Incentive Stock Option Price of the shares purchased, which must be paid in full in United States dollars by cash, certified check, bank draft or money order payable to the order of the Company.

     (C) Except as expressly provided to the contrary in Section 9 of this Plan, an Incentive Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Incentive Stock Option was granted remains an officer or employee of the Company.

     (b) Terms of Nonstatutory Stock Options.  Each Stock Option agreement
         -----------------------------------
covering a Nonstatutory Stock Option granted under this Plan and any amendment thereof shall conform to the provisions of Section 5(b)(i)-(iii), below, and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:

     (i)  Nonstatutory Stock Option Price.  Except as otherwise specifically
          -------------------------------
provided in Section 8, the purchase price of each share of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") shall be a stated price which is not less than 100% of the fair market value of such share of Stock, determined in accordance with Section 8 of this Plan, as of the date the Nonstatutory Stock Option is granted.

     (ii)  Term of Nonstatutory Stock Options.  Nonstatutory Stock Options
           ----------------------------------
granted under this Plan shall be exercisable for such periods as shall be determined by the Committee at the time of grant of each such Nonstatutory Stock Option, but in no event shall a Nonstatutory Stock Option be

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exercisable after the expiration of 10 years from the date of grant.  Each
Nonstatutory Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

     (iii)  Exercise of Nonstatutory Stock Options.
            --------------------------------------

     (A) Subject to the provisions of Sections 5(b)(iii)(E) and 10 of this Plan, Nonstatutory Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Committee at the time of grant of each such option.

     (B) Nonstatutory Stock Options granted under this Plan shall be exercisable only by delivery to the Company of written notice of exercise, which notice shall state the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Company nor later than the date upon which such Nonstatutory Stock Option expires. The written notice of exercise shall be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which must be paid in full in United States dollars by cash, certified check, bank draft or money order payable to the order of the Company.

     (C) Except as expressly provided to the contrary in Section 9 of this Plan, a Nonstatutory Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Nonstatutory Stock Option was granted remains an officer or employee of the Company or a Subsidiary.

     6.  LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS

     The aggregate fair market value of the Company's Stock (determined under Section 8 hereof at the time of the grant of any option) with respect to which Incentive Stock Options are first exercisable by any person holding an option during any calendar year (under all stock option plans of the Company) shall not exceed $100,000.00.

     7.  RIGHTS OF OPTIONEES; TRANSFERABILITY

     No holder of an option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered to the holder of the option certificates representing the shares of Stock as to which the option has been exercised, and the name of the holder shall have been entered as a shareholder of record on the books of the Company, or its transfer agent. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

     All Incentive Stock Options and Nonstatutory Stock Options granted under this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom granted only by such person (or such person's duly appointed, qualified, and acting personal representative).

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     8.  DETERMINATION OF FAIR MARKET VALUE

     For the purposes of this Plan, the fair market value of a share of Stock of the Company shall be, unless otherwise prescribed by the Code and Regulations thereunder, the average of the closing sale prices of the Stock as traded on The Nasdaq Stock Market and reported in Nasdaq National Market listings on each of the 5 trading days prior to the date on which such determination is made.

     9.  RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF OPTIONS

     (a) Retirement.  If a person to whom an option has been granted under this
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Plan retires from employment with the Company and/or Subsidiary on the "Normal
Retirement Date" or as a result of "Disability" (both as defined for purposes of the Iroquois Bancorp, Inc. Money Purchase Pension Plan as in effect on the date of adoption of this Plan by the Board of Directors), such option shall continue to be exercisable in whole or in part to the extent exercisable on the date of retirement, and, to the extent not theretofore exercised, by the person to whom granted (or such person's duly appointed, qualified, and acting personal representative) in the manner set forth in Section 5 of this Plan, at any time within the remaining term of such option unless otherwise determined by the Committee at the time of grant, provided, however, that any Incentive Stock Option must be exercised within 3 months of the Normal Retirement Date, or within one year from the Termination date of employment caused by Disability.

     (b) Termination of Employment.  Except as otherwise provided in this
         -------------------------
Section 9, if the employment of a person to whom an option has been granted under this Plan is terminated for any reason, such option shall, to the extent not theretofore exercised, continue to be exercisable to the same extent that it was exercisable for a period of 30 days from the date of such termination of employment, or for such other period as may be determined by the Committee at the time of grant, whereupon it shall terminate and shall not thereafter be exercisable; provided, however, that in the event of termination of employment for cause involving dishonesty, malfeasance, misfeasance or the commission of a criminal offense (with respect to which determination of the Committee shall be final and conclusive), any such option shall terminate immediately upon such termination of employment. No option granted under this Plan shall be affected by any change of duties or position of the person to whom such option was granted or by any temporary leave of absence granted to such person by the Company.

     (c) Death.  Unless otherwise determined by the Committee at the time of
         -----
grant, if a person to whom an Option has been granted under this Plan (the "Grantee") dies prior to the expiration of the term of such option, such option shall be exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such option by bequest or inheritance from the Grantee, at any time within two years after the death of such person and prior to the date upon which the term of such option expires, to the extent and in the manner exercisable by the Grantee as of the date of death.

     10.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CHANGES IN CONTROL

     (a) If the outstanding shares of Stock of the Company as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or amendment to the articles of incorporation of the Company or otherwise, an appropriate and proportionate adjustment, as

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determined by the Committee and subject only to the approval of regulatory authorities having jurisdiction, if any, shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be) of shares subject to unexercised options granted prior to any such change. Any such adjustment shall be made without a change in the aggregate purchase price of the shares of Stock subject to the unexercised portion of any option.

     (b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or the transfer of all of the shares of the Company to another corporation (any such transaction being referred to herein as a "Terminating Event"), this Plan and any option theretofore granted hereunder shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of options theretofore granted hereunder, or the substitution for such options of new options covering the shares of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Committee (or the successor to the Company) to the number and kind of shares subject to such substituted options and to the Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be), in which event this Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided, subject only to the approval of the regulatory authorities having jurisdiction, if any, under applicable law and regulation. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation or a parent or subsidiary thereof, each officer or employee to whom an option has been granted under this Plan (or such person's personal representative, estate or any person who acquired the right to exercise the option from such person by bequest or inheritance) shall be entitled, prior to the effective date of any such Terminating Event, (i) to exercise, in whole or in part, such person's rights under any option granted to such person without regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such option to the Company in exchange for receipt of cash equal to the difference between the aggregate fair market value of the shares of Stock such person would have received had the person exercised the option in full immediately prior to consummation of such Terminating Event (determined as of the date of the Terminating Event as provided in Section 8 hereof) and the applicable aggregate Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be. To the extent that a person, pursuant to this
Section 10(b), has a right to exercise or surrender any option on account of a Terminating Event which such person otherwise would not have had at that time, such person's exercise or surrender of such option shall be contingent upon the consummation of such Terminating Event.

     (c) In connection with the grant of any option hereunder the Committee may, in its sole discretion, provide the holder thereof with the right, following a "change in control" of the Company (as such term is defined in Section 10(d) hereinafter), and without regard to any restrictions on exercise that would otherwise apply, to exercise such option or to surrender such option for a cash payment equal to the difference between the aggregate fair market value of the number of shares of Stock then subject to the option, as determined in accordance with Section 8 of this Plan as of the date of such surrender, and the aggregate Incentive Stock Option Price or Nonstatutory Stock Option Price therefor, as the case may be. Any right granted hereunder shall expire one year after receipt by the option holder of written notice from the Company that a change in control has occurred.

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     (d) For the purposes of this Plan, a "change in control" of the Company shall mean: (i) any "person," including a "group" as determined in accordance with the Section 13(d) of the Securities Exchange Act of 1934 ( the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

     11.  EFFECTIVE DATE OF THE PLAN

     This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that (i) approval by the affirmative votes of a majority of the outstanding shares of common stock of the Company eligible to vote thereon at a shareholder's meeting duly called and held under the provisions of New York Law has been obtained within 12 months after the adoption of this Plan by the Board of Directors; and (ii) the effectiveness of options granted under this Plan prior to the date that such approval by the shareholders is obtained shall also be subject to such approval.

     12.  MANNER OF GRANT OF OPTIONS

     The granting of an option under this Plan shall be deemed to occur only upon the date on which the Committee shall approve the grant of such option.
All options granted under this Plan shall be evidenced by a written agreement, in such form as shall be determined by the Committee, signed by a representative of the Committee and the recipient thereof.

     13.  COMPLIANCE WITH LAW AND REGULATIONS

     The obligation of the Company to sell and deliver any shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Committee, and should the grant or exercise of any particular option or options hereunder be found to be in contravention of any such laws, rules or regulations, said options shall be void or voidable without affecting any other options granted (or to be granted) hereunder. Except as otherwise provided in Section 2 and Section 16 herein, the Committee may make such changes in this Plan and include such terms in any option agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority or to obtain, for officers and employees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and the regulations thereunder.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the administrators of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the administrators of the Plan. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 are concerned.

     14.  TAX WITHHOLDING

     The Company shall have the right, in its sole discretion, to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or surrender of any option or the sale of stock acquired upon the exercise of an Incentive Stock Option granted hereunder in order for the Company to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender or sale, as the case may be.

     15.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Company for approval shall be construed as having any impact on existing qualified or nonqualified retirement, bonus or similar plans of the Company or as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     Any options granted under the Company's 1988 Stock Option Plan or Amended and Restated 1988 Stock Option Plan (the "1988 Plan") shall remain in effect subject to the terms of the 1988 Plan.

     16.  AMENDMENT

     The Board of Directors at any time, and from time to time, may amend this Plan, and except as provided in Sections 10 or 11 hereof, no amendment shall be effective unless approved by the affirmative votes of the holders of a majority of the outstanding shares of the Company's Voting Stock within 12 months after the date of the adoption of such amendment, if such amendment would:

     (a) Increase the number of shares of Stock which may be made subject to options, or which may be issued upon the exercise of options granted under this Plan;

     (b) Change in substance the provisions of Section 2 hereof relating to administration of this Plan, or of Section 4 hereof relating to eligibility to participate in this Plan;

     (c) Change the method of computing the Incentive Stock Option Price for shares of Stock subject to Incentive Stock Options or the Nonstatutory Stock Option Price for shares of Stock subject to Nonstatutory Stock Options or decrease any option price;

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

     (d) Increase the maximum term of any options provided for herein, or the term of the Plan; or

     (e) Materially increase the benefits accruing to participants under the Plan.

     Except as provided in Sections 11 and 13 hereof, rights and obligations under any option granted before amendment of this Plan shall not be altered or impaired by amendment of this Plan, except with the consent of the person to whom the option was granted.

     17.  TERMINATION OR SUSPENSION

     The Board of Directors at any time may suspend or terminate this Plan.
This Plan, unless sooner terminated, shall terminate on the fifth anniversary of its adoption by the Board of Directors or its approval by the shareholders of the Company, whichever is earlier, but such termination shall not affect any option theretofore granted. No option may be granted under this Plan while this Plan is suspended or after it is terminated.

     No rights or obligations under any option granted while this Plan is in effect shall be altered or impaired by suspension or termination of this Plan, except with the consent of the person to whom the option was granted. Any option granted under this Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated option, a new option may be granted with an Incentive Stock Option Price or a Nonstatutory Stock Option Price, as the case may be, which may be higher or lower than the Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be, of the terminated option.

     18.  CONTINUATION OF EMPLOYMENT

     Nothing contained in this Plan (or in any written option agreement) shall obligate the Company or any Subsidiary to continue for any period to employ an officer or employee to whom an option has been granted, or interfere with the right of the Company or Subsidiary to vary the terms of such person's employment or reduce such person's compensation.

     19.  EXCULPATION AND INDEMNIFICATION

     The Company shall indemnify and hold harmless the members of the Board of Directors and the members of the Committee from and against any and all liabilities, costs, and expense incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

     20.  TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

                                       10